Exhibit 10.45

SECURITY AGREEMENT

This Security Agreement (“Agreement”) is made as of May 17, 2019 by and among Allied Esports Media, Inc., a Delaware corporation (“Grantor”), Allied Esports International, Inc., a Nevada corporation (“Allied Esports Nevada”) certain undersigned direct and indirect subsidiaries of Grantor, and the persons respectively set forth on Exhibit A attached hereto (each, a “Secured Party,” and collectively, the “Secured Parties”). Any references to “Esports Grantor(s)” in this Agreement shall refer to Grantor, Allied Esports Nevada and each undersigned direct and indirect subsidiary of Grantor, together and each of them individually, as applicable.

RECITALS

WHEREAS, Noble Link Global Limited, a British Virgin Islands entity (the “Company”), is issuing certain secured Convertible Promissory Notes as set forth on Exhibit A (the “Notes”) to the Secured Parties in connection with the offering of up to $4,000,000 (the “Offering Amount”) in Notes being conducted by the Company on the date hereof (the “Offering”) pursuant to that certain Convertible Note Purchase Agreement of even date herewith (the “Note Purchase Agreement”) among the Company and the Secured Parties;

WHEREAS, Grantor and Allied Esports Nevada are indirect subsidiaries of the Company and will receive substantial benefit from the Offering;

WHEREAS, as a condition to each Secured Party’s participation in the Offering, Esports Grantor is granting to such Secured Party a security interest in certain of the assets of Esports Grantor to secure the Company’s timely payment and performance of all obligations of the Company set forth in the Note issued to such Secured Party, this Agreement and the Share Pledge Security Agreement among the Company, the Secured Party and the other parties named therein dated as of the date hereof (collectively, the “Secured Obligations”), upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises stated in the Recitals, which are hereby incorporated into this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1.                Security Interest and Collateral. Esports Grantor hereby grants to each Secured Party a security interest (the “Security Interest”) in the following property (collectively, the “Collateral”):

Any and all furniture, fixtures, machinery, equipment, inventory, real property, cash, deposits (of every kind), receivables, accounts, securities, vehicles, prepaid insurance, supplies, patents, patent rights, copyrights, trademarks, trade names, royalty rights, franchise rights, chattel paper, license rights, documents, instruments, intellectual property, commercial tort claims, general intangibles and any and all other goods, now owned or hereafter acquired by Esports Grantors or any of the subsidiaries of Grantor or Allied Esports Nevada and wherever located, together with all substitutions and replacements for and products and proceeds of any of the foregoing property and, in the case of all tangible Collateral, together with (a) all accessories, attachments, parts, equipment, accessions and repairs now or hereafter attached or affixed to or used in connection with any such goods, and (b) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such Collateral. For clarity, “Collateral” shall not include either (a) any of the Pledged Shares (as defined in the Share Pledge Security Agreement) or (b) any assets of the Pledged Issuers (as defined in the Share Pledge Security Agreement).

For purposes of this Agreement, “Secondary Collateral” means (i) all goods, inventory, equipment, fixtures, furniture, use permits, liquor licenses, improvements and other personal property of Grantor, presently, or which may hereafter be, situated in or on the Premises (as such term is defined in that certain Lease Agreement by and between Grantor and Ramparts, Inc. dated as of March 23, 2017) (the “Lease Agreement”), (ii) all tangible personal property of Grantor which is now or may hereafter serve and be located in the Premises, and (iii) all proceeds therefrom. Notwithstanding the foregoing, the following shall be excluded from the Secondary Collateral (but included in the Primary Collateral): any name, copyright, trademark or other intellectual property of Grantor and equipment such as copiers, computers and point-of-sale systems with a value of not more than $10,000 that are customarily leased or financed). “Primary Collateral” means all Collateral that is not Secondary Collateral.

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2.                Representations, Warranties and Covenants. Esports Grantors hereby jointly and severally represent, warrant and covenant to each Secured Party as follows:

(a)                                  The Collateral will be used primarily for business purposes. The principal executive office of Grantor and Allied Esports Nevada are located at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland and 450 Fremont Street, Las Vegas, Nevada, 89101, USA, respectively.

(b)                                 Esports Grantor has all necessary power and authority to enter into this Agreement and grant the Security Interests contemplated hereby on behalf of itself and its subsidiaries; Esports Grantor (or a subsidiary it controls) is the sole owner of and will have good and marketable title to the Collateral (other than sales of Collateral in the ordinary course of its business) and, except for the Rampart Lien (defined below), no person other than the Secured Parties and the “Prior Investors” (as defined in the Note Purchase Agreement) will have any right, title, claim or interest (by way of security interest, mortgage, pledge, lien, charge or other encumbrance in), against or to the Collateral;

(c)                                  Esports Grantor agrees to do all reasonable acts (including execution of such other documents as a Secured Party may reasonably request) that may be reasonably necessary to maintain, preserve, protect and defend the Collateral, including Esports Grantor’s title thereto, and the Security Interest therein, including, without limitation, to execute, deliver or endorse any and all instruments, documents, assignments, security agreements and other agreements and writings that a Secured Party may at any time reasonably request in order to secure, protect, perfect or enforce the Security Interest and such Secured Party’s rights under this Agreement (the costs of which shall be paid by Grantor);

(d)                                 Esports Grantor hereby consents to the filing of any Uniform Commercial Code Financing Statements or foreign equivalent from time to time that a Secured Party deems necessary to perfect the Security Interest, the costs of which shall be paid by Esports Grantor;

(e)                                  Esports Grantor shall not, without the prior written consent of each Secured Party, pledge, mortgage, encumber, or otherwise permit the Collateral to be subject to any lien, security, or charge other than the Security Interest (except that each Secured Party acknowledges and agrees that its security interest in the (i) Collateral is shared with the Prior Investors, and (ii) Secondary Collateral is a second-lien security interest subordinate to the security interest of Ramparts, Inc. in connection with the Lease Agreement (the “Rampart Lien”);

(f)                                  Esports Grantor shall not, without the prior written consent of each Secured Party, remove the Collateral or any records concerning the Collateral from its chief executive office, in each case except in the ordinary course of business;

(g)                                 Esports Grantor shall not change its legal name, location, mailing address, type of organization, jurisdiction of organization or chief executive office prior to giving at least 10 business days’ written notice to each Secured Party;

(h)                                 All rights to payment and all instruments, documents, chattel papers and other agreements constituting or evidencing Collateral are (or will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, set-off or counterclaim (other than those arising in the ordinary course of business) of each account debtor or other obligor named therein or in Esports Grantor’s records pertaining thereto as being obligated to pay such obligation;

(i)                                   Esports Grantor directly holds and has good right, title and interest to substantially all of the business and assets of the esports business of the Company and its affiliates;

(j)                                   Except in the ordinary course of business, Esports Grantor shall not transfer, sell, assign, dispose any of the Collateral, or engage in any transaction involving the merger, sale or consolidation of Esports Grantor other than pursuant to the transactions contemplated by the Merger Agreement (as defined in the Note Purchase Agreement). No reorganization (past, present or future) will serve to restrict or limit the ability of Secured Parties to exercise their rights under this Agreement. Any court or finder of fact is specifically instructed to broadly interpret any such changes or provisions in favor of Secured Parties (particularly including motions for a temporary restraining order and/or injunctive relief). The intent of the parties in allowing any reorganization or restructuring contemplated by the Merger Agreement is to expand and not in any way to contract the security interests and remedies of the Secured Parties hereunder; and

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(k)                                 Esports Grantor shall provide its financial statements and its other books and records with respect to Esports Grantor and the Collateral as a Secured Party may reasonably request in writing from time to time.

3.                Remedies.

(a)                                  As used herein, the term “Event of Default” shall mean the occurrence of any of the following:

(1)                                                     Failure of the Company at any time to pay in full and as and when due any of the Secured Obligations or to perform any of the warranties, covenants or provisions contained or referred to in this Agreement or in any other agreement, document or other instrument evidencing any of the Secured Obligations, in each case within 30 days after written notice of such failure is delivered to Grantor by a Secured Party;

(2)                                                     Failure of the Company, Grantor or Allied Esports Nevada at any time to perform any of the warranties, covenants or provisions contained or referred to in this Agreement, the Notes, the Note Purchase Agreement or the Share Pledge Security Agreement, of even date herewith, in each case by and among the Company, the Secured Parties and the other parties named therein; provided, however, to the extent such failure to perform is capable of being cured, such failure is not cured within 30 days after written notice of such failure is delivered to Grantor by a Secured Party;

(3)                                                     Any other Event of Default under any of the Notes or any “Event of Default” under any of the Prior Notes or other First Bridge Documents (as such terms are defined in the Note Purchase Agreement); or

(4)                                                     Esports Grantor’s subjecting the Collateral to execution or other judicial process, or the loss, theft, substantial damage, destruction or transfer (other than in the ordinary course of Esports Grantor’s business), of any of the Collateral.

(b)                                 Upon the occurrence of an Event of Default, each Secured Party, subject to Section 4 below:

(1)                                                     Shall have and may exercise all rights and remedies accorded to secured parties upon a debtor’s default under the Uniform Commercial Code, as adopted in the State of California and/or foreign equivalent or other applicable law with respect to the Primary Collateral;

(2)                                                     May declare payment of all of the Secured Obligations, in whole or in part, immediately due and payable without demand or notice; and

(3)                                                     May require Esports Grantor to take any and all action necessary to make the Primary Collateral available to such Secured Party;

(4)                                                     May, by delivery of written request to Esports Grantor, require Esports Grantor to sell and liquidate any or all of the Primary Collateral at Esports Grantors’ sole cost and expense (and upon receipt of any such request Esports Grantor shall use its best efforts to so sell and liquidate any or all of the Primary Collateral).

(c)                                  In the event that a deficiency with respect to the Secured Obligations exists after either (i) Secured Parties have used reasonable efforts to exercise all available self-help remedies available under the California UCC against the Primary Collateral (and, for clarity, in no event shall the Secured Parties be required to engage in or defend any litigation proceeding in so doing) or (ii) if Secured Parties have requested that Esports Grantor sell and liquidate the Primary Collateral, then after Secured Parties have either given Esports Grantor a reasonable period of time to take such action or Esports Grantor has failed to or has ceased to cooperate with such request, each Secured Party, subject to Section 4 below:

(1)                                                     Shall have and may exercise all rights and remedies accorded to Secured Parties upon a debtor’s default under the Uniform Commercial Code, as adopted in the State of California and/or foreign equivalent or other applicable law with respect to the Secondary Collateral; and

(2)                                                     may require Esports Grantor to take any and all action necessary to make the Secondary Collateral available to such Secured Party; and

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(3)                                                     may, by delivery of written request to Esports Grantor, require Esports Grantor to sell and liquidate any or all of the Secondary Collateral at Esports Grantors’ sole cost and expense (and upon receipt of any such request Esports Grantor shall use its best efforts to so sell and liquidate any or all of the Secondary Collateral)

(d)                                 Any deficiency with respect to the Secured Obligations that exists after the Secured Parties have used reasonable efforts to exercise all available self-help remedies available under the California UCC against the Primary Collateral and Secondary Collateral as described in Section 3(b) and (c) above shall be a continuing liability of the Company and Esports Grantor to such Secured Party.

(e)                                  Upon the occurrence of an Event of Default, Esports Grantor shall pay the Secured Parties’ reasonable out-of-pocket expenses to enforce their remedies under this Agreement. Each Secured Party acknowledges and agrees that all reasonable expenses incurred by any Secured Party to enforce its remedies under this Agreement will be paid in first priority (but equal priority to any similar out-of-pocket expenses arising in connection with the Prior Notes) from any proceeds received by any Secured Party in connection with such enforcement (unless paid directly by Esports Grantor), and thereafter any remaining proceeds shall be divided amongst all Secured Parties and the Prior Investors, pro rata based on the outstanding principal and interest owing on each Note issued to the Secured Parties, and Prior Notes issued to the Prior Investors, as of the date of receipt of such proceeds. All proceeds from the sale, collection or other disposition of the Collateral in connection with any enforcement shall be distributed on a pari passu basis based on the Secured Parties’ and Prior Investors’ pro rata interest of the aggregate outstanding principal amount and interest owing under the Notes and Prior Notes.

(f)                                  Notwithstanding anything to the contrary in this Agreement, the parties agree that, to the extent possible and applicable, and except as otherwise set forth herein or any other agreement contemplated hereby, the rights and priority of the Secured Parties shall be equal to the rights and priority of the Prior Investors with respect to rights in or to any Collateral held by the Secured Parties and Prior Investors.

4.                General Provisions.

(a)                                  Except as provided in paragraph (b) below, this Agreement can be waived, modified, amended, terminated or discharged, only explicitly in a writing signed by each Secured Party and Esports Grantor. A waiver signed by a Secured Party, and a consent provided by a Secured Party pursuant to this Agreement, shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any Secured Party’s rights or remedies. Any amendment that the Esports Grantor agrees to with any one Secured Party must be presented to each other Secured Party as soon as is practicable thereafter so that such other Secured Party may elect, in each such Secured Party’s sole discretion, to enter into the same amendment with the Esports Grantor.

(b)                                 At any time after the date of this Agreement, and so long as the total amount loaned by the Secured Parties under the Notes and secured by Esports Grantor does not exceed the Offering Amount, at any time after the date of this Agreement, one or more additional persons or entities may become a Secured Party under this Agreement by executing and delivering to Esports Grantor a counterpart of this Agreement. Immediately upon such execution and delivery in conjunction with the delivery of proceeds of such Secured Party’s Note (and without any further action), each such additional person or entity will become a party to, and will be entitled to the rights and benefits of, this Agreement as a Secured Party hereunder. Upon such event, and notwithstanding paragraph (a) above, Exhibit A to this Agreement may be amended by Esports Grantor without the approval of any other Secured Party to reflect the new Secured Party’s Note.

(c)                                  All rights and remedies of the Secured Parties shall be cumulative and, except as expressly set forth herein, may be exercised singularly or concurrently, at the Secured Parties’ option, and the exercise or enforcement of any one such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other right or remedy.

(d)                                 All notices to be given to Esports Grantor shall be deemed sufficiently given at the time of receipt after deposit in the United States mails, registered or certified, postage prepaid, or when personally delivered to Esports Grantor at its address set forth in Section 2(a) above.

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(e)                                  DAMAGES WAIVER. THE SECURED PARTIES DO NOT HAVE ANY FIDUCIARY RELATIONSHIP WITH, OR FIDUCIARY DUTY TO, THE COMPANY OR ESPORTS GRANTORS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE NOTES AND THE RELATIONSHIP BETWEEN THE SECURED PARTIES AND SUCH OTHER PARTIES IN CONNECTION HEREWITH AND THEREWITH IS SOLELY THAT OF CREDITOR AND DEBTOR. TO THE EXTENT PERMITTED BY APPLICABLE LAW, NEITHER COMPANY NOR ESPORTS GRANTORS SHALL ASSERT, AND THEY HEREBY WAIVE, ANY CLAIMS AGAINST THE SECURED PARTIES ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, THE NOTES, ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(f)                                  This Agreement shall be binding upon and inure to the benefit of Esports Grantor and the Secured Parties and their respective heirs, representatives, successors and assigns. Esports Grantor shall not assign any of its duties herein without the prior written consent of each Secured Party. A Secured Party may assign its interests hereunder in connection with an assignment of its respective Note; provided, that prior to such assignment, the transferee executes a joinder to this Agreement and agrees to be bound by the terms and conditions herein, in form and substance acceptable to Esports Grantor and the remaining Secured Parties.

(g)                                 Except to the extent otherwise required by law, this Agreement shall be governed by the laws of the State of California without regard to its conflicts-of-law principles and, unless the context otherwise requires, all terms used herein which are defined in Articles 1 and 9 of the Uniform Commercial Code. The venue for any action hereunder shall be in the State of California, County of Orange, and the federal courts located in the Central District of the State of California, whether or not such venue is or subsequently becomes inconvenient, and the parties consent to the jurisdiction of such courts.

(h)                                 If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications that can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

(i)                                   This Agreement may be executed in two or more counterparts, all of which together shall be deemed one original. Signatures may be delivered by electronic transmission.

(j)                                   Esports Grantors hereby authorize each Secured Party to file a copy of this Agreement as a financing statement with government authorities to the extent necessary to perfect Secured Party’s security interest in the Collateral. Esports Grantors hereby irrevocably authorize each Secured Party at any time and from time to time to file in any filing office in any jurisdiction, to the extent necessary to perfect Secured Party’s security interest granted hereunder, any initial financing statements and amendments thereto that indicate the Collateral as all assets of Esports Grantors, whether now owned or hereafter acquired or arising, and all proceeds and products thereof and as being of an equal or lesser scope or with greater detail. The security interest of the Secured Parties and Prior Investors in the Collateral shall be pari passu in all respects regardless of the time or order of attachment or perfection of such security interest, the time or order of filing of financing statements, or any other circumstances whatsoever.

(k)                                 Secured Parties acknowledge that they have agreed to cooperate in exercising their rights hereunder as set forth in Section 4.1 of the Note Purchase Agreement.

[signature page follows]

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In Witness Whereof, the parties have executed this Agreement as of the date first written above.

GRANTORS:

ALLIED ESPORTS MEDIA, INC.

By: _________________

Name:________________

Its:__________________

ALLIED ESPORTS NEVADA:

ALLIED ESPORTS INTERNATIONAl, INC.

By: _________________

Name:________________

Its:__________________

ESPORTS ARENA LAS VEGAS, LLC

By: _________________

Name:________________

Its:__________________

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Signature page for that certain Security Agreement dated as of May 15, 2019 by and among Allied Esports Media, Inc., Allied Esports International, Inc., and Secured Party (as defined therein) (the “Agreement”). The undersigned hereby executes a counterpart thereof for purposes of becoming a Secured Party under the Agreement.

Dated: May 15, 2019

Purchaser Name:

Signature: ___________________

Purchaser Name:

Signature:____________________

Purchaser Name:

Signature:____________________

Name:_______________________

Title:________________________

Purchaser Name:

Signature:____________________

Name:_______________________

Title (if any):__________________

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EXHIBIT

SECURED CONVERTIBLE PROMISSORY NOTES

Secured Party	Principal Amount of Note
Martin Weigold	$1,000,000
Norbert Teufelberger	$1,000,000
Lan Wu	$1,000,000
Man Sha	$1,000,000

Total	$4,000,000

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